Exhibit 99.1

InterSearch Announces Fiscal Year 2005 Results

SAN FRANCISCO—March. 30, 2006—InterSearch Group, Inc. (OTC:IGPN), a leading provider of Internet search services and operator of industry specific destination portals, today reported financial results for the fiscal year ended December 31, 2005.

Fiscal Year 2005 Consolidated Financial Results:

•	2005 revenue was $17.5 million, a 38% increase compared to $12.7 million in 2004.

•	Gross margins were 48% as compared to 43% in the previous year.

•	Operating income was $2.5 million, up 44% from $1.7 million in 2004.

•	GAAP net loss available to common stockholders for the year was ($1.0) million or ($0.05) per share as compared to net earnings of $1.2 million or $0.07 per share in 2004.

•	Cash flows from operations were $2.6 million in 2005 as compared to $0.8 million in 2004.

•	We also provide certain non-GAAP presentations in the financial tables attached to this press release and encourage investors to review the reconciling adjustments between the GAAP and non-GAAP measures. We present GAAP measures with equal or greater prominence than non-GAAP measures and such non-GAAP measures should not be considered a substitute for, or superior to, GAAP results[1]:

•	Earnings before interest, taxes, depreciation, amortization and loss on derivative (EBITDAL) was $2.8 million for 2005, representing a 57% increase from $1.8 million in 2004.

•	Operating income before amortization (OIBA) increased 57% to $2.7 million in 2005, from $1.7 million in 2004.

•	2005 adjusted non-GAAP earnings available to common stockholders were $0.8 million or $0.04 per share, excluding a non-cash charge of $1.8 million related to an increase in the fair value of warrants issued by the company in 2005.

2005 Business Highlights

•	Completed the acquisition of a portfolio of tax related web properties which included IRS.com. IRS.com provides access to high-quality proprietary traffic associated with premium pay per click values. Between 2002 and 2005 IRS.com attracted, on average, approximately 9 million visitors per year and, in 2005, drove over 2.5 million visitors to its advertisers’ websites. The acquisition also provided us with direct advertising relationships with the three leading providers of tax-preparation software and online tax services.

•	Generated 62 million paid clicks as compared to 49 million in 2004.

•	Increased the average payment per click through higher value clicks from our proprietary domains, as well as more attractive revenue sharing arrangements with network partners.

•	Further strengthened our relationships with two of the top tier providers of online search and advertising. InterSearch signed agreements extending the term of our relationship with both companies.

•	Increased ROI of partner traffic by introducing a number of technology advancements and enhancing internal processes to screen traffic quality.

In commenting on the results InterSearch President and CEO, Dan O’Donnell, said “In 2005, we achieved significant progress on both strategic and financial fronts. The 38% revenue and 57% EBITDAL growth reflect the rapid expansion of our target market for paid search advertising as well as the strengthening of our competitive position. I believe InterSearch has all the necessary ingredients to deliver another year of strong growth – access to high quality traffic, broad network of advertisers and a robust technology platform.”

Business Outlook and Financial Guidance

InterSearch plans to grow the proprietary traffic portion of its business by building-out the portfolio of company-owned domains focused on high value industry verticals. Said Dan O’Donnell, “We envision that sales attributable to monetization of proprietary traffic will expand from approximately 45% of revenues in 2005 to over 70% long term.” The company intends to build its domain portfolio through a combination of strategic acquisitions and internal domain development.

InterSearch’s growth strategy, this year, will also involve increasing traffic flow to its existing online properties. The company intends to implement this strategy by developing enhanced content, which attracts visitors to websites, increases utility to users and ensures website inclusion in free algorithm-driven search engines.

InterSearch provides the following estimates of its preliminary results for the first quarter of 2006, ending March 31:

Q1 2006 Revenue Range	$7.6 – $7.8 Million
Q1 2006 EBITDAL Range	$3.4 – $3.6 Million
Q1 2006 EBITDA Range	$3.4 – $3.6 Million

The company expects to be profitable in the first quarter of 2006 and to remain profitable for the rest of fiscal year 2006. The company also noted that its business model has a high element of seasonality, due to the timing of the tax season and the proportion of revenue driven by IRS.com.

Said InterSearch CFO, Gary Bogatay, “Our business is expected to be seasonal in 2006 due to a large revenue contribution from the IRS.com domain. Until we achieve meaningful seasonal diversification of proprietary traffic sources by adding new online properties, InterSearch revenues and profitability will be characterized by a significant spike in the first quarter and to a lesser extent in the second quarter corresponding to the US income tax season.”

Conference Call

InterSearch Group will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time), during which Dan O’Donnell, President and Chief Executive Officer, and Gary Bogatay, Chief Financial Officer, will further discuss financial results, execution milestones and the company’s strategy. To listen to the call and have the opportunity to ask questions, please dial 866-831-6270 (domestic) or 617-213-8858 (International) five to ten minutes before the call and reference the passcode (16149650). A simultaneous live Webcast of the call will be available at the Investor Relations section of the InterSearch website at http://www.intersearch.com. An online playback of the Webcast will be available on the company’s website for at least 90 days following the call. This press release will also be available on the InterSearch website.

About InterSearch Group, Inc.

InterSearch is a leading provider of Internet search services through a combination of traffic aggregation and proprietary websites, such as www.irs.com. The company operates in the fastest growing segments of Internet commerce including paid search, direct navigation and online marketing driving high quality traffic to advertisers and providing users with quick access to pertinent products and services. Through its InterSearch Corporate Services division, the company also provides IT and Internet strategy consulting to large corporations, predominantly in the financial services market. InterSearch is headquartered in San Francisco, California at 222 Kearny Street, Suite 550, and can be reached via telephone at 415-962-9700. More information about InterSearch Group, Inc. can be found at http://www.intersearch.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. Forward-looking statements, which are based on management’s current expectations, are generally identifiable by the use of terms, such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions. The forward-looking statements in this press release are contained principally in the section entitled “Business Outlook and Financial Guidance” The potential risks and uncertainties that could cause actual results to differ materially from those expressed or implied herein include, among others, the Company’s ability to raise additional debt or equity financing, the Company’s relationships with its current and future advertising and distribution network partners, the Company’s ability to achieve anticipated results from acquisitions, and market development of Internet advertising and paid search services. Further information on the factors that could affect the Company’s financial results is included in the Company’s SEC filings, including the most recent registration statement filed with the SEC under the heading “Risk Factors.” Except as required by law, InterSearch Group assumes no obligation to update these forward-looking statements publicly, even if new information becomes available in the future.

1Non-GAAP Financial Measures

This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: EBITDA (earnings before interest, tax, depreciation and amortization), EBITDAL (earnings before interest, tax, depreciation, amortization and loss on derivative), OIBA (operating income before amortization), adjusted non-GAAP earnings and adjusted non-GAAP earnings per share. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. See “Reconciliation of GAAP Net (Loss) Earnings to Earnings Before Interest, Taxes, Depreciation, Amortization and Loss on Derivative (EBITDAL)”; “Reconciliation of GAAP Net (Loss) Earnings to Operating Income Before Amortization (OIBA)” and “Reconciliation of GAAP loss per share to Adjusted Non-GAAP EPS” tables included in this press release for further information regarding these non-GAAP financial measures.

InterSearch’s management evaluates and monitors performance for InterSearch primarily through earnings before interest, income taxes, depreciation, amortization and loss on derivative (“EBITDAL”) and operating income before amortization (“OIBA”). EBITDAL is calculated by adding income taxes, interest expense, depreciation, amortization and loss on derivative to net earnings. OIBA is calculated by adding income taxes, interest expense, amortization and loss on derivative to net earnings. EBITDAL and OIBA are not defined under GAAP and should not be considered in isolation or as a substitute for net earnings and other consolidated earnings data prepared in accordance with GAAP or as a measure of InterSearch’s profitability. In addition, EBITDA is presented because management believes it is frequently used by securities analysts, investors and others in the evaluation of companies. A reconciliation of EBITDAL and OIBA is provided in the tables below.

Adjusted Non-GAAP earnings represents loss from operations plus a non-cash charge of $1.8 million related to an increase in the fair value of warrants issued by InterSearch in 2005. Adjusted Non-GAAP earnings per share represents Adjusted Non-GAAP earnings divided by weighted average shares outstanding. InterSearch believes these measures are useful to investors because they exclude the effect of a non-cash expense relating to the fair value of warrants issued in one of InterSearch’s financing transactions in 2005 and are used by management to evaluate InterSearch’s operating results and liquidity. Adjusted Non-GAAP earnings and Adjusted Non-GAAP earnings per share should not be considered in isolation or as a substitute for net earnings or net earnings per share and other consolidated earnings data prepared in accordance with GAAP or as a measure of InterSearch’s profitability. A reconciliation of Adjusted Non-GAAP earnings and Adjusted Non-GAAP earnings per share is provided in the tables below.

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(Unaudited)

	Year Ended December 31,
	2005	2004
Revenues:
Internet search services	$14,502,399	12,579,025
Corporate services	3,040,818	170,845

Total revenues	17,543,217	12,749,870

Cost of revenues:
Traffic acquisition cost	6,829,531	7,153,264
Cost of consulting services	2,297,121	129,487

Total cost of revenues	9,126,652	7,282,751

Gross profit	8,416,565	5,467,119

Operating expenses:
Sales and marketing expense	948,152	665,203
General and administrative expense	4,954,680	3,056,170

Total operating expenses	5,902,832	3,721,373

Earnings from operations	2,513,733	1,745,746
Interest expense	142,777	10,274
Loss on derivative instrument	1,770,692	—

Earnings before income taxes	600,264	1,735,472
Income taxes	1,059,665	447,162

Net (loss) earnings	(459,401)	1,288,310
Preferred stock dividends	496,425	40,000

Net (loss) earnings available to common stockholders	(955,826)	1,248,310
Basic (loss) earnings per share	(0.05)	0.08

Diluted (loss) earnings per share	(0.05)	0.07

Unaudited proforma tax and (loss) earnings available to common stockholders and per share information for S Corporation periods
Net (loss) earnings available to common stockholders	(955,826)	1,248,310
Proforma income tax expense adjustment	31,454	254,084

Proforma net (loss) earnings	(987,280)	994,226

Proforma basic (loss) earnings per share	(0.05)	0.06

Proforma diluted (loss) earnings per share	(0.05)	0.06

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

	At December 31,
	2005	2004
Assets

Current assets:
Cash	$576,096	590,100
Accounts receivable	3,205,880	2,618,395
Prepaid expenses and other	227,168	178,983
Deferred income taxes	—	31,138

Total current assets	4,009,144	3,418,616

Office equipment, net	257,565	236,054
Patents and trademarks, net	71,022	—
Domains, net	12,694,213	—
Goodwill	573,123	573,123
Deferred income taxes	553,638	525,200

Total Assets	$18,158,705	4,752,993

Liabilities and Stockholders’ Equity

Current liabilities:
Revolving line of credit	726,000	70,000
Accrued liabilities	1,830,931	611,439
Accounts payable	1,226,053	1,315,389
Deferred revenue	300,000	—
Deferred income taxes	89,525	—
Note payable	1,540,000	—
Current portion of notes payable to related parties	—	219,187
Common stock subject to mandatory redemption	6,150,000	—
Common stock warrants	3,263,814	—

Total current liabilities	15,126,323	2,216,015
Notes payable to related parties, net of current portion	—	931,004

Total liabilities	15,126,323	3,147,019

Stockholders’ equity:
Preferred Stock	—	137,543
Common Stock	25,220	134,720
Additional paid-in capital	4,054,408	1,240,703
Retained earnings (accumulated deficit)	(982,390)	257,304
Notes receivable for common stock issued	(64,856)	(164,296)

Total stockholders’ equity	3,032,382	1,605,974

Total	$18,158,705	4,752,993

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net (Loss) Earnings to Earnings Before

Interest, Taxes, Depreciation, Amortization and Loss on Derivative Instrument (EBITDAL)

(Unaudited)

	Year Ended December 31,
	2005	2004
Net (loss) earnings available to common stockholders	$(955,826)	1,248,310
Preferred Stock Dividends	496,425	40,000

Net (loss) earnings	(459,401)	1,288,310
Income taxes	1,059,665	447,162

Earnings before income taxes	600,264	1,735,472
Loss on derivative instrument	1,770,692	—
Interest expense	142,777	10,274

Earnings from operations	2,513,733	1,745,746
Depreciation	113,851	66,161
Amortization	218,244	—

Earnings before interest, taxes, depreciation, amortization, and loss on derivative instrument (EBITDAL)	$2,845,828	$1,811,907

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net (Loss) Earnings to Operating

Income Before Amortization (OIBA)

(Unaudited)

	Year Ended December 31,
	2005	2004
Net (loss) earnings available to common stockholders	$(955,826)	1,248,310
Preferred Stock Dividends	496,425	40,000

Net (loss) earnings	(459,401)	1,288,310
Income taxes	1,059,665	447,162

Earnings before income taxes	600,264	1,735,472
Loss on derivative instrument	1,770,692	—
Interest expense	142,777	10,274

Earnings from operations	2,513,733	1,745,746
Amortization	218,244	—

Operating income before amortization (OIBA)	$2,731,977	$1,745,746

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Reconciliation of GAAP Loss Per Share to Adjusted Non-GAAP EPS

(Unaudited)

	Year Ended December 31, 2005
	Basic	Diluted
Adjusted Non-GAAP EPS	$0.04	$0.04

Loss per share - GAAP	$(0.05)	$(0.05)

Weighted average common shares outstanding	19,662,293	19,662,293
Net loss available to common stockholders	$(955,826)	$(955,826)
Loss on derivative instrument	1,770,692	1,770,692

Adjusted Non-GAAP net earnings available to common stockholders	$814,866	$814,866

Adjusted Non-GAAP EPS	$0.04	$0.04

Weighted average common shares outstanding	19,662,293	19,662,293
Incremental shares from assumed conversion of options	—	353,800
Weighted average common shares outstanding - Adjusted Non-GAAP	19,662,293	20,016,093

CONTACT:

Investor Relations

Kate Sidorovich, 415-445-3236

kate@marketstreetpartners.com

SOURCE: InterSearch Group, Inc.